UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2013

Cordia Bancorp Inc.

(Exact name of registrant as specified in its charter)

Virginia	26-4700031
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11730 Hull Street Road, Midlothian, Virginia 23112

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (804) 744-7576

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 29, 2013, Cordia Bancorp Inc., a Virginia corporation (“Cordia Bancorp” or the “Company”), completed the reorganization of Bank of Virginia into a wholly-owned subsidiary of Cordia Bancorp pursuant to an Agreement and Plan of Share Exchange dated as of August 28, 2012, as amended as of January 23, 2013, between Cordia Bancorp and Bank of Virginia (the “Agreement”). Pursuant to the Agreement, each share of common stock of Bank of Virginia held by persons other than Cordia Bancorp was converted into the right to receive 0.664 of a share of common stock of Cordia Bancorp (the “Share Exchange”). Upon completion of the Share Exchange, Cordia Bancorp became the holding company for Bank of Virginia and owns all of the issued and outstanding shares of Bank of Virginia’s common stock. In connection with the Share Exchange, approximately 701,308 shares of Cordia Bancorp common stock (without taking into consideration cash issued in lieu of fractional shares) were issued in exchange for the outstanding shares of common stock of Bank of Virginia held by persons other than Cordia Bancorp.

The common stock issued in the Share Exchange was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4 (File No. 333-186087) filed initially with the Securities and Exchange Commission (“SEC”) on January 18, 2013, as amended, and declared effective by the SEC on February 8, 2013.

Cordia Bancorp common stock is deemed registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the successor to Bank of Virginia pursuant to subsection (a) of Rule 12g-3 promulgated under the Exchange Act. The description of Cordia Bancorp common stock set forth under the heading “Description of Capital Stock” in the prospectus included in Cordia Bancorp’s registration statement on Form S-4 is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORDIA BANCORP INC.
(Registrant)

Date: March 29, 2013	By:	/s/ Jack Zoeller
Jack Zoeller
President and Chief Executive Officer

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